UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 28, 2025 (February 24, 2025)

CRH public limited company
(Exact name of registrant as specified in its charter)

Ireland	001-32846	98-0366809
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Stonemason's Way, Rathfarnham, Dublin 16, D16 KH51, Ireland
(Address of principal executive offices)
+353 1 404 1000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares of €0.32 each	CRH	New York Stock Exchange
5.200% Guaranteed Notes due 2029	CRH/29	New York Stock Exchange
5.125% Guaranteed Notes due 2030	CRH/30	New York Stock Exchange
6.400% Notes due 2033	CRH/33A	New York Stock Exchange
5.400% Guaranteed Notes due 2034	CRH/34	New York Stock Exchange
5.500% Guaranteed Notes due 2035	CRH/35	New York Stock Exchange
5.875% Guaranteed Notes due 2055	CRH/55	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

☐	Emerging Growth Company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(e) of the Exchange Act ☐

Item 4.01    Change in Registrant’s Certifying Accountant.
On February 24, 2025, the Audit Committee of the Board of Directors of CRH plc (the “Company”) approved the engagement of Deloitte & Touche LLP (“Deloitte U.S.”) as its independent registered public accounting firm for the year ending December 31, 2025 and related interim periods, effective February 28, 2025 (the “Effective Date”). The decision to transition the Company’s independent registered public accounting firm follows the Company’s transfer of its primary listing from the London Stock Exchange to the New York Stock Exchange and was ratified by the Board of Directors.

Deloitte Ireland LLP (“Deloitte Ireland”), the Company’s independent registered public accounting firm for the year ended December 31, 2024, will continue to serve as the Company’s statutory auditor under Irish law.

The audit reports of Deloitte Ireland on the Company’s Consolidated Financial Statements for the years ended December 31, 2024 and 2023, and the Company’s effectiveness of internal controls over financial reporting as of December 31, 2024, did not contain an adverse opinion or a disclaimer of opinion, and such reports were not qualified or modified as to uncertainty, audit scope or accounting principles. During the years ended December 31, 2024 and 2023, and through the Effective Date, (i) there were no disagreements, within the meaning of Item 304(a)(1)(iv) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended (“Regulation S-K”) and the instructions relating thereto, with Deloitte Ireland on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Deloitte Ireland, would have caused Deloitte Ireland to make reference to the subject matter of such disagreement(s) in connection with its audit reports on the Company’s Consolidated Financial Statements for the years ended December 31, 2024 and 2023, and (ii) there was no reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K and the instructions relating thereto.

Deloitte U.S. participated in a portion of the audit of the Company’s Consolidated Financial Statements for the years ended December 31, 2024 and 2023. During the fiscal years ended December 31, 2024 and 2023, and through the Effective Date, other than in the normal course of the audit, neither the Company nor, to the Company’s knowledge, anyone on its behalf consulted with Deloitte U.S. regarding (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s Consolidated Financial Statements, and neither a written report nor oral advice was provided to the Company that Deloitte U.S. concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue, (ii) any matter that was subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K, or (iii) any reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.

The Company provided Deloitte Ireland with a copy of the disclosures included herein before filing this Current Report on Form 8-K (this “Current Report”) with the Securities and Exchange Commission (the

“SEC”). The Company requested that Deloitte Ireland provide it with a letter addressed to the SEC stating whether or not Deloitte Ireland agrees with the statements concerning it that are included in this Current Report. A copy of such letter, dated February 28, 2025, is filed as Exhibit 16.1 to this Current Report.

Item 9.01    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Letter of Deloitte Ireland LLP, dated February 28, 2025
104	Cover Page Interactive Data File (formatted in Inline XBRL)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: February 28, 2025

CRH plc

/s/ Alan Connolly
By:	Alan Connolly
Interim Chief Financial Officer